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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the registration of 2,400,000 shares of common stock of Coram Healthcare Corporation for issuance under the Coram Healthcare Corporation Employee Stock Purchase Plan of our report dated March 31, 1999, with respect to the consolidated financial statements and schedule of Coram Healthcare Corporation included in its Annual Report on Form 10-K/A for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                              ERNST & YOUNG LLP


Denver, Colorado
April 30, 1999